EXHIBIT 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is made as of the ___ th day of ___, 2021 (the “Grant Date”) by and between PAVmed Inc., a Delaware corporation (the “Company”), ___________ _________ (“Grantee”).

WHEREAS, pursuant to the terms and conditions of the Company’s 2014 Long-Term Incentive Equity Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) authorized the grant to the Grantee of an option (the “Option”) to purchase an aggregate of ________ shares of the authorized but unissued common stock of the Company, $.001 par value (“Common Stock”), conditioned upon the Grantee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan); and

WHEREAS, the Grantee desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

IT IS AGREED:

1. Grant of Stock Option. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of ________ shares of the Common Stock (the “Option Shares”) on the terms and conditions set forth herein and subject to the provisions of the Plan, the terms of which are herein incorporated by reference.

2. Incentive Stock Option. The Option represented hereby is not intended to be an Option that qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended. To the extent that the Option does not so qualify, it shall constitute a separate non-qualified option.

3. Exercise Price. The exercise price (the “Exercise Price”) of the Option is $____ per share, subject to adjustment as hereinafter provided.

4. Exercisability. Subject to the terms and conditions of the Plan and this Agreement, this Option shall become exercisable as to one-twelfth (1/12) of the Option Shares on _______, 2021 and shall become exercisable as to one-twelfth (1/12) of the Option Shares on the last day of each successive fiscal quarter for the following eleven (11) fiscal quarters. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on the day that is ten years from the Grant Date (the “Exercise Period”). ”). Notwithstanding the foregoing or anything else herein to the contrary, the Option shall not be exercisable prior to obtaining approval from the Company’s shareholders of an increase in the number of shares available for issuance under the Plan to a number equal to or greater than the total number of shares then awarded under the Plan. The Option shall be deemed cancelled, if the Company’s shareholders do not approve the increase in the number of shares available under the Plan.

5. Effect of Termination of Employment.

5.1. Termination Due to Death. If Grantee’s employment by the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately terminate upon death.

5.2. Termination Due to Disability. If Grantee’s employment by the Company terminates by reason of Disability, the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by the Grantee or legal representative for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of Disability shall immediately terminate upon disability.

5.3. Termination Due to Retirement. If Grantee’s employment by the Company terminates due to Normal Retirement, then the portion of the Option that was exercisable as of the date of termination of employment may be exercised for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option not yet exercisable on the date of termination of employment shall immediately expire.

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5.4. Termination by the Company Without Cause or by the Grantee Without Good Reason. If Grantee’s employment is terminated by the Company without “Cause” or by the Grantee without “Good Reason,” then the portion of the Option that was exercisable as of the date of termination of employment may be exercised for a period of three months from the date of such termination or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option not yet exercisable on the date of termination of employment shall immediately expire.

5.4.1. As used herein, “Cause” shall mean: (a) the refusal or failure by Grantee to carry out specific directions of the Grantee’s supervisor which are of a material nature and consistent with Grantee’s position at the Company; (b) the commission by Grantee of a material breach of any of the provisions of any agreement with the Company or of any written policies or procedures of the Company; (c) fraud or dishonest action by Grantee in Grantee’s relations with the Company or any of its subsidiaries or affiliates (“dishonest” for these purposes shall mean Employees knowingly or recklessly making a material misstatement or omission for his personal benefit); or (d) the conviction of Grantee of a felony under federal or state law. Notwithstanding the foregoing, no “Cause” shall be deemed to exist with respect to Grantee’s acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Grantee within a period not to exceed ten (10) calendar days of the initial existence of the occurrence, specifying the “Cause” with reasonable particularity and, within thirty (30) calendar days after such notice, Grantee shall not have cured or eliminated the problem or thing giving rise to such “Cause”; provided, however, no more than two cure periods need be provided during any twelve-month period.

5.4.2. As used herein, “Good Reason” shall mean the occurrence of any of the following circumstances without the Grantee’s prior written consent: (a) a substantial and material adverse change in the nature of Grantee’s title, duties or responsibilities with the Company (other than as a director of the Company) that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change (such change, a “Demotion”); (b) a failure by the Company to make any payment to Grantee when due, unless the payment is not material or is being contested by the Company, in good faith; (c) a change of the principal office or work place assigned to the Grantee to a location more than 35 miles distant from its location immediately prior to such change; (d) a material reduction of the Grantee’s base salary or bonus opportunity, unless pursuant to a reduction in such items applicable proportionally to all similarly situated employees; or (e) a liquidation, bankruptcy or receivership of the Company. Notwithstanding the foregoing, no “Good Reason” shall be deemed to exist with respect to the Company’s acts described in clauses (a), (b), (c) or (d) above, unless Grantee shall have given written notice to the Company within a period not to exceed thirty (30) calendar days of the initial existence of the occurrence, specifying the “Good Reason” with reasonable particularity and, within thirty (30) calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such “Good Reason”; provided, however, that no more than two cure periods shall be provided during any twelve-month period of a breach of clauses (a), (b), (c) or (d) above.

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5.5. Termination by the Grantee with Good Reason. If Grantee’s employment is terminated by the Grantee with Good Reason, then the Option immediately shall become exercisable as to all of the Option Shares and may be exercised for a period of three months from the date of such termination or until the expiration of the Exercise Period, whichever is shorter.

5.6. Change of Control. If a Change of Control (as defined in the Company’s form of Indemnification Agreement in use as of the date hereof) occurs at or prior to a termination of Grantee’s employment, then the Option immediately shall become exercisable as to all the Option Shares and may be exercised until the expiration of the Exercise Period or, upon Grantee’s termination, such shorter period set forth in Sections 5.1 to 5.5 or 5.7, as applicable.

5.7. Other Termination.

5.7.1. If Grantee’s employment is terminated for any reason other than (i) death, (ii) Disability, (iii) Normal Retirement, (iv) without Cause by the Company or (v) with or without Good Reason by the Grantee, the Option shall expire on the date of termination of employment.

5.7.2. In the event the Grantee’s employment is terminated by the Company for Cause, the Committee, in its sole discretion, may annul any award granted hereunder and require the Grantee to return to the Company the economic benefit of any Option Shares purchased hereunder by the Grantee within the 6 month period prior to the date of termination. In such event, the Grantee hereby agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Option Shares on the date of termination (or, if higher, the sales price of such Shares if the Option Shares were sold during such 6 month period) and the Exercise Price of such Shares.

5.8. Competing With the Company. If Grantee’s employment with the Company or a Subsidiary is terminated for any reason whatsoever and within 12 months after the date thereof such Grantee either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Grantee becomes affiliated or to which the Grantee renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Grantee and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require the Grantee to return to the Company the economic value of any award that was realized or obtained by such Grantee at any time during the period beginning on the date that is 6 months prior to the date such Grantee’s employment is terminated; provided, however, that if Grantee is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of Grantee’s service to the Company or within six months after exercise of the Option, whichever is later. In such event, Grantee agrees to remit the economic value to the Company in accordance with Section 5.5.2.

6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Grantee for Federal income tax purposes with respect to the Option, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”). The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Grantee from the Company.

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7. Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of this Option or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

8. Method of Exercise.

8.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

8.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Grantee as soon as practicable after payment therefor.

8.3. Payment of Purchase Price.

8.3.1.  Cash Payment. The Grantee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

8.3.2. Cashless Payment. Provided that prior approval of the Company has been obtained, the Grantee may use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.

8.3.3. Payment of Withholding Tax. Any required Withholding Tax may be paid in cash or with Common Stock in accordance with Sections 8.3.1 and 8.3.2.

8.3.4. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

9. Transfer. Except as may be set forth in the next sentence of this Section, the Option shall not be transferable by the Grantee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Grantee’s lifetime, only by the Grantee (or, to the extent of legal incapacity or incompetency, the Grantee’s guardian or legal representative). Notwithstanding the foregoing, the Committee may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities law upon Grantee’s request.

10. Company Representations. The Company hereby represents and warrants to the Grantee that:

10.1. the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

10.2. the Option Shares, when issued and delivered by the Company to the Grantee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

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11. Grantee Representations. The Grantee hereby represents and warrants to the Company that:

11.1. he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

11.2. he has received a copy of the Plan as in effect as of the date of this Agreement;

11.3. he has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

11.4. he understands that he is subject to the Company’s Insider Trading Policy and has received a copy of such policy as of the date of this Agreement;

11.5. he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

11.6. in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to Section 11.3 above;

11.7. he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

11.8. if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of ______, 2021, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Grantee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him unless (i) the Option Shares are registered under the 1933 Act, or in the event that they are not so registered, an exemption from the 1933 Act registration requirements is available thereunder and the Grantee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (ii) such transfer is in compliance with the Company’s Insider Trading Policy, as in effect at such time.

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13. Miscellaneous.

13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2. Conflicts with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

13.3. Grantee and Stockholder Rights. The Grantee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Grantee any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Grantee in accordance with the provisions regarding such termination set forth in the Employment Agreement.

13.4. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Grantee and the Company.

13.6. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

13.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

13.8. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

PAVMED INC.

By:
Name:	Lishan Aklog, M.D.
Title:	Chairman and CEO

GRANTEE:

[NAME}

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

DATE

PAVMED INC.

One Grand Central Place, Suite 4600

New York, New York 10165

Attention: Chief Executive Officer

Re:	Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement, dated as of ______, 2021, with PAVmed Inc. (“Company”), under the Company’s 2014 Long-Term Incentive Equity Plan, I hereby irrevocably elect to exercise the right to purchase _____________ shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), which are being purchased for investment and not for resale.

As payment for my shares, enclosed is (check and complete applicable boxes):

[ ]	a [ ] personal check or [ ] certified check or [ ] bank check payable to the order of “PAVmed Inc.” in the sum of $_____________;

[ ]	confirmation of wire transfer in the amount of $_____________; and/or

[ ]	with the consent of the Company, a certificate for _____________ shares of the Company’s Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 2014 Long-Term Incentive Equity Plan) of $_____________.

I hereby represent and warrant to, and agree with, the Company that:

(i)	I am acquiring the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

(ii)	I have received a copy of the Plan and all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

(iii)	I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv)	I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company’s policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;

(v)	in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(vi)	my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of the Company’s 2014 Long-Term Incentive Equity Plan and the Agreement.

(vii)	I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(viii)	if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:
“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of _______, 2021, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

(ix)	I am aware and understand that I may be subject to an Insider Trading Policy.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Address)

(Print Name)	(Address)

(Social Security Number)

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